                                                                    EXHIBIT 8(d)


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 33-55472 of Merrill Lynch Variable Life Separate Account on Form S-6 of our reports on (i) Merrill Lynch Life Insurance Company dated February 24, 1997, and (ii) Merrill Lynch Variable Life Separate Account dated January 31, 1997, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/  DELOITTE & TOUCHE LLP


New York, New York
April 28, 1997